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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               -------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)     October 19, 1997
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                                  MINIMED INC.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                      0-26268                  95-4408171
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(State or Other Jurisdiction         (Commission              (IRS Employer
      of Incorporation)              File Number)           Identification No.)

12744 San Fernando Road, Sylmar, California                        91342
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(Address of Principal Executive Offices)                         (Zip Code)

Registrants telephone number, including area code:   (818) 362-5958
                                                  ------------------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.        OTHER EVENTS.

                 On October 19, 1997, MiniMed Inc. (MiniMed) entered into a definitive Reorganization Agreement to acquire Home Medical Supply, Inc. and its affiliated companies (HMS), a privately held group of companies that is headquartered in Florida. Such agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. HMS operates a medical products and supplies distribution business in approximately 30 states, which includes pharmacy operations in Florida and Georgia. HMS was founded in 1988 by Robert Kusher, its President. Mr. Kusher is expected to join MiniMed as an executive officer of the Company.

                 Under the terms of the agreement, MiniMed Distribution Corp., a wholly-owned subsidiary of MiniMed, will acquire all of the outstanding shares of the HMS entities. MiniMed will issue shares of its common stock, valued at $16 million (subject to adjustment in certain circumstances), to the current shareholders of the HMS entities in consideration for all such outstanding shares of the HMS entities. The transaction will be accounted for as a pooling of interests. The acquisition, which is subject to certain conditions to closing, is expected to be completed in MiniMed's 1997 fiscal year fourth quarter ending January 2, 1998. All costs of the transaction and any charges related to the restructuring and integration of HMS operations are expected to be recorded in the fourth quarter of 1997.

                 HMS' businesses include pharmacy operations and the distribution of a broad range of diabetes treatment products, including MiniMed's insulin infusion pumps and related disposables. For the twelve months ended December 31, 1996, HMS had revenues of approximately $22.0 million, including approximately $17.0 million of revenues that would be additive to MiniMed's revenues. HMS currently has approximately 150 employees.

                 A copy of the press release dated October 20, 1997, issued by MiniMed relating to the acquisition of HMS is filed as Exhibit 99.1 hereto and is incorporated by reference herein.


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ITEM 7         FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

        (c)    Exhibits

        2.1 Reorganization Agreement among Robert Kusher, Craig Lowy, MiniMed Inc. and MiniMed Distribution Corp. dated October 19, 1997.

        99.1      Press Release dated October 20, 1997, of MiniMed Inc.


                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MINIMED INC.

Date    October 20, 1997                        By:  /s/ Eric S. Kentor
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                                                   Eric S. Kentor
                                                   Senior Vice President and
                                                   General Counsel


















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                                  EXHIBIT INDEX

EXHIBIT NO.             DESCRIPTION OF EXHIBIT

      2.1 Reorganization Agreement among Robert Kusher, Craig Lowy, MiniMed Inc. and MiniMed Distribution Corp. dated October 19, 1997.

     99.1          Press Release dated October 20, 1997, of MiniMed Inc.